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Constellation Brands Reports Q2 Fiscal 2008 Results

•	Strong cash flow drives debt reduction
•	U.S. distributor inventory reduction substantially completed
•	Company increases full-year guidance

FAIRPORT, N.Y., Oct. 4, 2007 - Constellation Brands, Inc. (NYSE: STZ, ASX: CBR), a leading international producer and marketer of beverage alcohol, today reported diluted earnings per share (“EPS”) on a reported basis of $0.33 for the quarter ended Aug. 31, 2007 (“second quarter 2008”), compared with $0.28 for the prior year second quarter. On a comparable basis, second quarter 2008 diluted EPS totaled $0.35 versus $0.43 for the prior year.

“We have substantially completed our previously announced U.S. wine distributor inventory reduction initiative during the second quarter,” stated Rob Sands, Constellation Brands president and chief executive officer. “For the quarter, we delivered solid cash flow and reduced our debt by more than $200 million from first quarter levels. As anticipated, both the U.S. wine distributor inventory reduction and the lingering softness in our U.K. business impacted our overall performance. However, we believe the distributor inventory initiative, as well as our ongoing efforts to improve performance in the U.K., will better position us for long-term growth.”

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Second Quarter 2008 Net Sales Highlights*
(in millions)

	Reported			Organic
	Net Sales	Change	Constant Currency Change	Net Sales	Change	Constant Currency Change
Consolidated	$893	-37%	-39%	$881	2%	-1%
Branded Wine	$739	3%	-1%	$739	1%	-3%
Imported Beers	-	-100%	-100%
Spirits	$105	25%	25%	$93	11%	11%
Wholesale/other	$49	-82%	-84%	$49	7%	-1%

Second Quarter 2008 Profit Highlights*
(in millions, except per share data)

	Reported	Change	Comparable	Change
Operating income	$117	-35%	$125	-47%
Equity in earnings of equity method investees**	$80	NM	$80	NM
Earnings before interest and taxes (EBIT)	-	-	$205	-14%
Operating margin	13.1%	+30 bps	14.0%	- 270	bps
Net income	$72	5%	$77	-26%
Diluted EPS	$0.33	18%	$0.35	-19%

*	Definitions of reported, comparable, organic and constant currency, as well as reconciliations of non-GAAP financial measures, are contained elsewhere in this news release.

**	Hereafter referred to as “equity earnings.”

NM = Not meaningful.

Net Sales Commentary

The reported consolidated net sales decrease of 37 percent primarily reflects the benefits of the SVEDKA Vodka acquisition, more than offset by the impact of reporting the Crown Imports and Matthew Clark wholesale business joint ventures under the equity method. Organic net sales decreased one percent on a constant currency basis.

Branded wine net sales decreased one percent on a constant currency basis and decreased three percent on an organic constant currency basis. For North America, branded wine net sales decreased four percent on a constant currency basis, reflecting strong growth in Canada that was more than offset by Constellation’s initiative to reduce distributor inventory levels in the U.S.

“Our Canadian business turned in a solid performance for the quarter, driven by very good results from Jackson-Triggs, Sawmill Creek, Inniskillin and new products,” explained Sands. “Our premium U.S. wine portfolio continues to deliver solid marketplace performance with brands such as Woodbridge by Robert Mondavi, Kim Crawford, Nobilo, Estancia, Toasted Head and Simi.

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Organic net sales for branded wine for Europe increased four percent on a constant currency basis, primarily due to higher sales of popular priced wine in mainland Europe, and a slight increase in sales for the U.K. On a constant currency basis, net sales for Australia/New Zealand branded wine decreased seven percent. The branded wine market in the U.K. and Australia reflects ongoing competitive challenges and continued pricing pressure.

Total spirits net sales increased 25 percent for the quarter, primarily due to the March 2007 acquisition of SVEDKA Vodka, while organic net sales were up 11 percent primarily due to higher average selling prices and volume gains.

“SVEDKA continued to be a stellar performer and maintained an excellent growth rate in the second quarter,” said Sands. “SVEDKA’s growing appeal validates our point of view about continued U.S. consumer interest in, and demand for, premium spirits. Additionally, our 99 Schnapps family, Ridgemont Reserve 1792 bourbon, Meukow cognac and recently launched products turned in solid performances.”

Operating Income, Net Income, Diluted EPS Commentary

The decrease in operating income and the increase in equity earnings for second quarter 2008 were primarily due to the impact of reporting $78.8 million of equity earnings from the Crown Imports joint venture under the equity method. “Our Crown Imports joint venture is gaining traction and we look for continued growth as we strive to maximize the long-term potential for Corona and the other brands in the joint venture’s leading imported beer portfolio in the U.S.,” stated Sands.

Wines segment operating income decreased $38.9 million versus the prior year. This was primarily due to lower net sales associated with efforts to reduce distributor inventories in the U.S. and the impact of the U.K. and Australia business performance, partially offset by the increased contribution from the Canadian business.

Spirits segment operating income increased $3.2 million primarily due to the addition of SVEDKA and from the increase in base business net sales, offset somewhat by higher material costs.

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For the second quarter, acquisition-related integration costs, restructuring and related charges and unusual items totaled $8.0 million, compared with $53.9 million for the prior year. Net income and diluted EPS were also impacted by interest expense, which increased 20 percent to $86.7 million for second quarter 2008, primarily due to the financing of the SVEDKA acquisition and $500 million of share repurchases. Due to strong free cash flow generated during the quarter, total debt decreased by more than $200 million from first quarter levels.

Share Repurchases

During the second quarter, the company received an additional 0.9 million shares under the accelerated share repurchase transaction announced in May 2007, which completed the transaction. The company did not make any additional cash payments in connection with receipt of these shares. For the first half of fiscal 2008, the company purchased 21.3 million shares of its class A common stock through a combination of open market repurchases and an accelerated share repurchase transaction at an aggregate cost of $500 million, or an average of $23.44 per share.

Outlook

The table below sets forth management’s current diluted earnings per share expectations for fiscal year 2008 compared to fiscal year 2007 actual results, both on a reported basis and a comparable basis.

Constellation Brands Fiscal Year 2008
Diluted Earnings Per Share Outlook

	Reported Basis		Comparable Basis
	FY08 Estimate	FY07 Actual	FY08 Estimate	FY07 Actual
Fiscal Year Ending Feb. 29 or Feb. 28	$1.20 - $1.28	$1.38	$1.34 - $1.42	$1.68

Full-year fiscal 2008 guidance includes the following current assumptions:

•
Net sales: low single-digit growth in organic net sales and low single-digit incremental benefit from the acquisitions of Vincor International Inc. and the SVEDKA Vodka brand and related business. As a result of these increases, and the impact of reporting the Crown Imports joint venture and the joint venture for the Matthew Clark wholesale  business under the equity method, reported net sales are expected to decrease 30 to 32  percent from net sales for fiscal year 2007

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•	Interest expense: approximately $330 - $340 million

•	Stock compensation expense: approximately $30 million

•
Tax rate: approximately 39 percent on a reported basis, which includes a provision of approximately two percentage points related to the loss on disposal in connection with the company’s contribution of its U.K. wholesale business to the Matthew Clark joint venture and the repatriation of proceeds associated with this transaction, or approximately 37 percent on a comparable basis

•	Weighted average diluted shares outstanding: approximately 225 million

•	Free cash flow: $160 - $180 million

Conference Call

A conference call to discuss second quarter 2008 results and outlook will be hosted by President and Chief Executive Officer Rob Sands and Executive Vice President and Chief Financial Officer Bob Ryder on Thursday, Oct. 4, 2007 at 10:00 a.m. (eastern). The conference call can be accessed by dialing +973-935-8505 beginning 10 minutes prior to the start of the call. A live listen-only webcast of the conference call, together with a copy of this news release (including the attachments) and other financial information that may be discussed in the call will be available on the Internet at Constellation’s Web site: www.cbrands.com under “Investors,” prior to the call.

Explanations

Reported basis (“reported”) operating income, equity in earnings of equity method investees, net income and diluted earnings per share are as reported under generally accepted accounting principles. Operating income, equity in earnings of equity method investees, net income and diluted earnings per share on a comparable basis (“comparable”), exclude acquisition-related integration costs, restructuring and related charges and unusual items. The company’s measure of segment profitability excludes acquisition-related integration costs, restructuring and related charges and unusual items, which is consistent with the measure used by management to evaluate results.

The company discusses additional non-GAAP measures in this news release, including constant currency net sales, organic net sales, comparable basis EBIT and free cash flow.

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Tables reconciling non-GAAP measures, together with definitions of these measures and the reasons management uses these measures, are included in this news release.

About Constellation Brands

Constellation Brands, Inc. is a leading international producer and marketer of beverage alcohol in the wine, spirits and imported beer categories, with significant market presence in the U.S., Canada, U.K., Australia and New Zealand. Based in Fairport, N.Y., the company has more than 250 brands in its portfolio, sales in approximately 150 countries and operates approximately 60 wineries, distilleries and distribution facilities. It is the largest wine producer in the world; the largest wine company in the U.S. based upon sales dollar value, the largest wine company in the U.K., Australia and Canada; the second largest wine company in New Zealand; the largest beer importer and marketer in the U.S. through its Crown Imports joint venture with Mexico’s Grupo Modelo; and the third largest spirits company in the U.S. Constellation Brands is an S&P 500 Index and Fortune 500® company. Major brands in the company’s portfolio include Corona Extra, Black Velvet Canadian Whisky, the SVEDKA vodka line, Robert Mondavi wines, Ravenswood, Blackstone, Hardys, Banrock Station, Nobilo, Kim Crawford, Inniskillin, Jackson-Triggs and Arbor Mist. To learn more about Constellation Brands and its product portfolio visit the company’s Web site at www.cbrands.com.

Forward-Looking Statements

The statements made under the heading Outlook, as well as all other statements set forth in this news release which are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by the forward-looking statements.

During the current quarter, Constellation may reiterate the estimates set forth above under the heading Outlook and elsewhere in this news release (collectively, the "Projections"). Prior to the start of the company's quiet period, which will begin at the close of business on Nov. 16, 2007, the public can continue to rely on the Projections as still being Constellation's current expectations on the matters covered, unless Constellation publishes a notice stating otherwise.

Commencing at the close of business on Nov. 16, 2007, Constellation will observe a "quiet period" during which the Projections should not be considered to constitute the company's expectations. During the quiet period, the Projections should be considered to be historical, speaking as of prior to the quiet period only and not subject to update by the company.

The company's forward-looking statements are based on management's current expectations and, unless otherwise noted, do not take into account the impact of any future acquisition, merger or any other business combination, divestiture, restructuring or other strategic business realignments, or financing that may be completed after the date of this release. Any projections of future results of operations, and in particular, (i) the company's estimated diluted earnings per share on a reported basis for fiscal 2008, and (ii) the company's estimated diluted earnings per share on a comparable basis for fiscal 2008, should not be construed in any manner as a guarantee that such results will in fact occur. In addition to the risks and uncertainties of ordinary business operations, the forward-looking statements of the company contained in this news release are also subject to the following risks and uncertainties: factors relating to Constellation's ability to integrate Vincor's business, and the SVEDKA Vodka business, successfully and realize expected synergies associated with the Vincor acquisition; the continued strength of Vincor's relationships, and relationships of the SVEDKA Vodka business, with their respective employees, suppliers and customers; the accuracy of the bases for forecasts relating to Vincor's business and the SVEDKA Vodka brand and related business; final management determinations and independent appraisals may vary materially from current management estimates of the fair value of assets acquired and liabilities assumed in the SVEDKA Vodka business acquisition; the company's restructuring and related charges, acquisition-related integration costs and purchase accounting adjustments associated with the Vincor integration plan (announced in July 2006) and the company's restructuring and related charges associated with the Fiscal 2007 Wine Plan (announced in August 2006) and its global wine restructuring plan announced in February 2006 may vary materially from management's current estimates of these charges, costs and adjustments due to variations in one or more of anticipated headcount reductions, contract terminations, or costs of implementation of these plans; the company achieving all of the expected cost savings from its Fiscal 2007 Wine Plan, from its Vincor integration plan and from its global wine restructuring plan due to, with respect to any or all of these plans, lower than anticipated reductions in headcount or other expenses, or a delay or greater than anticipated costs in their implementation; the company may realize lower than expected proceeds from sale of assets identified for sale under the Fiscal 2007 Wine Plan and consequently incurs a greater than expected loss on the sale of such assets; the impact upon net sales and diluted earnings per share resulting from the decision to reduce distributor wine inventory levels in the U.S. varying from current expectations due to the actual levels of distributor wine inventory reductions; the company achieving certain sales projections and meeting certain cost targets; wholesalers and retailers may give higher priority to products of the company's competitors; raw material supply, production or shipment difficulties could adversely affect the company's ability to supply its customers; increased competitive activities in the form of pricing, advertising and promotions could adversely impact consumer demand for the company's products and/or result in higher than expected selling, general and administrative expenses; a general decline in alcohol consumption; increases in excise and other taxes on beverage alcohol products; governmental bodies may increase tax rates; proportionately, the company's taxable income may be higher than expected in jurisdictions with higher tax rates; and changes in interest rates and foreign currency exchange rates.

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The company acquired Vincor International Inc. on June 5, 2006 and the SVEDKA Vodka brand and related business on March 19, 2007. In addition, on Jan. 2, 2007, the company formed the Crown Imports joint venture with Grupo Modelo S.A.B. de C.V. for the purpose of importing and marketing Modelo's Mexican beer portfolio into the United States and Guam, and on April 17, 2007, the company formed the Matthew Clark joint venture with Punch Taverns plc to own and operate the U.K. wholesale business formerly owned entirely by the company. Risks and uncertainties associated with these joint ventures include, among others, each joint venture's ability to operate the business successfully, each joint venture's ability to develop appropriate standards, controls, procedures and policies for the growth and management of such joint venture and the continued strength of each joint venture's relationships with, including without limitation, its employees, suppliers and customers. Additional risks and uncertainties associated with the Matthew Clark joint venture include factors relating to higher than expected formation and/or start-up costs for the joint venture, and the accuracy of the basis for the forecasts relating to the joint venture's business, including any capital investment in distribution infrastructure or the realization of any distribution efficiencies.

For additional information about risks and uncertainties that could adversely affect Constellation's forward-looking statements, please refer to Constellation's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended Feb. 28, 2007, which contains a discussion of additional factors that may affect Constellation's business. The factors discussed in these reports could cause actual future performance to differ from current expectations.

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Constellation Brands, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

	August 31, 2007	February 28, 2007
Assets

Current Assets:
Cash and cash investments	$33.2	$33.5
Accounts receivable, net	784.5	881.0
Inventories	1,922.7	1,948.1
Prepaid expenses and other	147.0	160.7

Total current assets	2,887.4	3,023.3

Property, plant and equipment, net	1,728.6	1,750.2
Goodwill	3,354.4	3,083.9
Intangible assets, net	1,216.4	1,135.4
Other assets, net	544.3	445.4

Total assets	$9,731.1	$9,438.2

Liabilities and Stockholders' Equity

Current Liabilities:
Notes payable to banks	$149.8	$153.3
Current maturities of long-term debt	307.4	317.3
Accounts payable	281.3	376.1
Accrued excise taxes	72.1	73.7
Other accrued expenses and liabilities	641.4	670.7

Total current liabilities	1,452.0	1,591.1

Long-term debt, less current maturities	4,291.8	3,714.9
Deferred income taxes	473.7	474.1
Other liabilities	324.8	240.6

Total liabilities	6,542.3	6,020.7

Total stockholders' equity	3,188.8	3,417.5

Total liabilities and stockholders' equity	$9,731.1	$9,438.2

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Constellation Brands, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share data)

	Three Months Ended		Six Months Ended
	August 31, 2007	August 31, 2006	August 31, 2007	August 31, 2006

Sales	$1,167.9	$1,714.9	$2,343.3	$3,145.1
Excise taxes	(275.3)	(297.4)	(549.5)	(571.7)
Net sales	892.6	1,417.5	1,793.8	2,573.4

Cost of product sold	(582.9)	(1,002.7)	(1,215.9)	(1,840.0)
Gross profit	309.7	414.8	577.9	733.4

Selling, general and administrative expenses	(190.5)	(204.4)	(388.1)	(377.0)
Acquisition-related integration costs	(1.6)	(7.4)	(3.6)	(8.1)
Restructuring and related charges	(0.4)	(21.7)	(0.8)	(24.0)
Operating income	117.2	181.3	185.4	324.3

Equity in earnings of equity method investees	80.1	0.2	155.9	0.3
Interest expense, net	(86.7)	(72.5)	(166.4)	(121.2)
Gain on change in fair value of derivative instrument	-	2.6	-	55.1
Income before income taxes	110.6	111.6	174.9	258.5

Provision for income taxes	(38.5)	(43.2)	(73.0)	(104.6)
Net income	72.1	68.4	101.9	153.9

Dividends on preferred stock	-	(2.4)	-	(4.9)
Income available to common stockholders	$72.1	$66.0	$101.9	$149.0

Earnings Per Common Share:
Basic - Class A Common Stock	$0.34	$0.30	$0.46	$0.67
Basic - Class B Common Stock	$0.31	$0.27	$0.42	$0.61

Diluted - Class A Common Stock	$0.33	$0.28	$0.45	$0.64
Diluted - Class B Common Stock	$0.30	$0.26	$0.41	$0.59

Weighted Average Common Shares Outstanding:
Basic - Class A Common Stock	191.308	200.316	198.472	199.943
Basic - Class B Common Stock	23.819	23.845	23.821	23.849

Diluted - Class A Common Stock	219.300	240.318	226.395	240.052
Diluted - Class B Common Stock	23.819	23.845	23.821	23.849

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Constellation Brands, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Six Months Ended
	August 31, 2007	August 31, 2006
Cash Flows From Operating Activities
Net income	$101.9	$153.9
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant and equipment	71.6	58.5
Stock-based compensation expense	16.9	7.8
Loss on disposal of business	6.8	17.4
Amortization of intangible and other assets	5.4	3.7
Deferred tax provision	3.4	31.1
Equity in earnings of equity method investees, net of distributed earnings	2.2	0.2
Loss on disposal or impairment of long-lived assets, net	0.7	1.4
Gain on change in fair value of derivative instrument	-	(55.1)
Non-cash portion of loss on extinguishment of debt	-	11.8
Change in operating assets and liabilities, net of effects from purchases and sales of businesses:
Accounts receivable, net	(56.6)	(152.1)
Inventories	1.8	36.0
Prepaid expenses and other current assets	(9.0)	(43.1)
Accounts payable	(10.7)	55.3
Accrued excise taxes	13.1	1.0
Other accrued expenses and liabilities	61.4	(57.6)
Other, net	(31.2)	11.2
Total adjustments	75.8	(72.5)
Net cash provided by operating activities	177.7	81.4

Cash Flows From Investing Activities
Purchase of business, net of cash acquired	(386.3)	(1,091.8)
Purchases of property, plant and equipment	(47.0)	(103.1)
Payment of accrued earn-out amount	(2.8)	(1.1)
Investment in equity method investee	(0.6)	-
Proceeds from formation of joint venture	185.6	-
Proceeds from sales of businesses	3.0	28.4
Proceeds from sales of assets	2.3	1.2
Proceeds from maturity of derivative instrument	-	55.1
Other investing activities	-	(0.1)
Net cash used in investing activities	(245.8)	(1,111.4)

Cash Flows From Financing Activities
Proceeds from issuance of long-term debt	716.1	3,695.0
Exercise of employee stock options	12.5	33.8
Excess tax benefits from stock-based payment awards	7.4	12.3
Proceeds from employee stock purchases	3.0	3.2
Purchases of treasury stock	(500.0)	(82.0)
Principal payments of long-term debt	(163.1)	(2,771.5)
Payment of financing costs of long-term debt	(6.1)	(19.3)
Net (repayment of) proceeds from notes payable	(2.1)	212.1
Payment of preferred stock dividends	-	(4.9)
Net cash provided by financing activities	67.7	1,078.7

Effect of exchange rate changes on cash and cash investments	0.1	(17.4)

Net (decrease) increase in cash and cash equivalents	(0.3)	31.3
Cash and cash investments, beginning of period	33.5	10.9
Cash and cash investments, end of period	$33.2	$42.2

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Constellation Brands, Inc. and Subsidiaries
SEGMENT INFORMATION
(in millions)

	Three Months Ended			Six Months Ended
	August 31, 2007	August 31, 2006	Percent Change	August 31, 2007	August 31, 2006	Percent Change

Segment Net Sales and Operating Income
Constellation Wines
Branded wine net sales	$738.9	$716.5	3%	$1,358.8	$1,233.7	10%
Wholesale and other net sales	48.9	275.8	(82%)	233.3	523.1	(55%)
Segment net sales	$787.8	$992.3	(21%)	$1,592.1	$1,756.8	(9%)
Operating income	$124.9	$163.8	(24%)	$211.1	$260.0	(19%)
% Net sales	15.9%	16.5%		13.3%	14.8%
Equity in earnings of equity method investees	$1.3	$0.2	NM	$3.7	$0.3	NM

Constellation Beers
Segment net sales	$-	$341.6	(100%)	$-	$649.7	(100%)
Operating income	$-	$73.9	(100%)	$-	$139.0	(100%)
% Net sales	N/A	21.6%		N/A	21.4%

Constellation Spirits
Segment net sales	$104.8	$83.6	25%	$201.7	$166.9	21%
Operating income	$20.9	$17.7	18%	$36.7	$35.4	4%
% Net sales	19.9%	21.2%		18.2%	21.2%

Crown Imports
Segment net sales	$722.7	$-	N/A	$1,380.8	$-	N/A
Operating income	$157.3	$-	N/A	$303.6	$-	N/A
% Net sales	21.8%	N/A		22.0%	N/A

Consolidation and Eliminations
Segment net sales	$(722.7)	$-	N/A	$(1,380.8)	$-	N/A
Operating income	$(157.3)	$-	N/A	$(303.6)	$-	N/A
Equity in earnings of Crown Imports	$78.8	$-	N/A	$152.2	$-	N/A

Corporate Operations and Other
Consolidated net sales	$892.6	$1,417.5	(37%)	$1,793.8	$2,573.4	(30%)
Operating income	$(20.7)	$(18.0)	15%	$(40.4)	$(32.2)	25%
% Net sales	2.3%	1.3%		2.3%	1.3%

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Constellation Brands, Inc. and Subsidiaries
GEOGRAPHIC INFORMATION
(in millions)

					Constant
	Three Months Ended				Currency
	August 31,	August 31,	Percent	Currency	Percent
	2007	2006	Change	Impact	Change(3)
Geographic Net Sales (1)(2)
North America	$604.0	$938.1	(36%)	1%	(36%)
Branded wine	$488.1	$503.9	(3%)	1%	(4%)
Imported beers	$-	$341.6	(100%)	-	(100%)
Spirits	$104.8	$83.6	25%	-	25%
Wholesale and other	$11.1	$9.0	23%	4%	19%

Europe	$194.4	$390.4	(50%)	4%	(54%)
Branded wine	$162.8	$129.7	26%	9%	16%
Wholesale and other	$31.6	$260.7	(88%)	1%	(89%)

Australia/New Zealand	$94.2	$89.0	6%	13%	(7%)
Branded wine	$88.0	$82.9	6%	13%	(7%)
Wholesale and other	$6.2	$6.1	2%	11%	(10%)

							Organic
							Constant
	Three Months Ended						Currency
	August 31,	August 31,	Percent	Acquisition	Divestiture	Currency	Percent
	2007	2006	Change	Impact(4)	Impact(5)	Impact	Change(3)
Branded Wine Geographic Net Sales (1)(2)
North America	$488.1	$503.9	(3%)	-	-	1%	(4%)
Europe	162.8	129.7	26%	-	11%	9%	4%
Australia/New Zealand	88.0	82.9	6%	-	-	13%	(7%)
Consolidated branded wine net sales	$738.9	$716.5	3%	-	2%	4%	(3%)

					Constant
	Six Months Ended				Currency
	August 31,	August 31,	Percent	Currency	Percent
	2007	2006	Change	Impact	Change(3)
Geographic Net Sales (1)(2)
North America	$1,110.2	$1,683.3	(34%)	-	(34%)
Branded wine	$881.5	$851.6	4%	1%	3%
Imported beers	$-	$649.7	(100%)	-	(100%)
Spirits	$201.7	$166.9	21%	-	21%
Wholesale and other	$27.0	$15.1	79%	3%	76%

Europe	$496.6	$719.8	(31%)	6%	(37%)
Branded wine	$306.1	$226.0	35%	10%	25%
Wholesale and other	$190.5	$493.8	(61%)	3%	(65%)

Australia/New Zealand	$187.0	$170.3	10%	11%	(2%)
Branded wine	$171.2	$156.1	10%	11%	(2%)
Wholesale and other	$15.8	$14.2	11%	11%	-

							Organic
							Constant
	Six Months Ended						Currency
	August 31,	August 31,	Percent	Acquisition	Divestiture	Currency	Percent
	2007	2006	Change	Impact(4)	Impact(5)	Impact	Change(3)
Branded Wine Geographic Net Sales (1)(2)
North America	$881.5	$851.6	4%	10%	-	1%	(8%)
Europe	306.1	226.0	35%	12%	10%	10%	4%
Australia/New Zealand	171.2	156.1	10%	7%	-	11%	(9%)
Consolidated branded wine net sales	$1,358.8	$1,233.7	10%	10%	2%	4%	(5%)

(1)
Refer to discussion under "Reconciliation of Reported, Organic and Constant Currency Net Sales" on following page for definition of constant currency net sales and organic constant currency net sales and reasons for use.

(2)	Net sales are attributed to countries based on the location of the selling company.

(3)	May not sum due to rounding as each item is computed independently.

(4)
Acquisition impact includes net sales of branded wine acquired in the acquisition of Vincor International Inc. ("Vincor") for the period March 1, 2007, through May 31, 2007, included in the six months ended August 31, 2007.

(5)	Divestiture impact includes the add-back of U.K. branded wine net sales previously sold through the U.K. wholesale business for the three months and six months ended August 31, 2006.

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Constellation Brands, Inc. and Subsidiaries
RECONCILIATION OF REPORTED, ORGANIC AND CONSTANT CURRENCY NET SALES
(in millions)

As the Company acquired Vincor on June 5, 2006, formed its imported beer joint venture on January 2, 2007, acquired Svedka on March 19, 2007, and formed its U.K. wholesale joint venture on April 17, 2007, organic net sales for the respective periods are defined by the Company as reported net sales less net sales of Vincor products, net sales of imported beers, net sales of Svedka products, or net sales of U.K. wholesale, plus net sales of U.K. branded wine, as appropriate. Organic net sales and percentage increase (decrease) in constant currency net sales (which excludes the impact of year over year currency exchange rate fluctuations) are provided because management uses this information in monitoring and evaluating the underlying business trends of the continuing operations of the company. In addition, the company believes this information provides investors better insight on underlying business trends and results in order to evaluate year over year financial performance.

					Constant
	Three Months Ended				Currency
	August 31,	August 31,	Percent	Currency	Percent
	2007	2006	Change	Impact	Change(1)
Consolidated Net Sales
Branded wine	$738.9	$716.5	3%	4%	(1%)
Wholesale and other	48.9	275.8	(82%)	1%	(84%)
Imported beers	-	341.6	(100%)	-	(100%)
Spirits	104.8	83.6	25%	-	25%
Consolidated reported net sales	892.6	1,417.5	(37%)	2%	(39%)
Less: Vincor (2)	-	-
Less: Imported beers (3)	-	(341.6)
Less: Svedka (4)	(11.8)	-
Less: U.K. wholesale, net of U.K. branded wine (5)	-	(215.4)
Consolidated organic net sales	$880.8	$860.5	2%	4%	(1%)

Branded Wine Net Sales
Branded wine reported net sales	$738.9	$716.5	3%	4%	(1%)
Less: Vincor (2)	-	-
Plus: U.K. branded wine (5)	-	14.5
Branded wine organic net sales	$738.9	$731.0	1%	4%	(3%)

Spirits Net Sales
Spirits reported net sales	$104.8	$83.6	25%	-	25%
Less: Svedka (4)	(11.8)	-
Spirits organic net sales	$93.0	$83.6	11%	-	11%

Wholesale and Other Net Sales
Wholesale and other reported net sales	$48.9	$275.8	(82%)	1%	(84%)
Less: Vincor (2)	-	-
Less: U.K. wholesale(5)	-	(229.9)
Wholesale and other organic net sales	$48.9	$45.9	7%	7%	(1%)

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					Constant
	Six Months Ended				Currency
	August 31,	August 31,	Percent	Currency	Percent
	2007	2006	Change	Impact	Change(1)
Consolidated Net Sales
Branded wine	$1,358.8	$1,233.7	10%	4%	6%
Wholesale and other	233.3	523.1	(55%)	4%	(59%)
Imported beers	-	649.7	(100%)	-	(100%)
Spirits	201.7	166.9	21%	-	21%
Consolidated reported net sales	1,793.8	2,573.4	(30%)	2%	(33%)
Less: Vincor (2)	(133.7)	-
Less: Imported beers (3)	-	(649.7)
Less: Svedka (4)	(23.4)	-
Less: U.K. wholesale, net of U.K. branded wine (5)	-	(313.3)
Consolidated organic net sales	$1,636.7	$1,610.4	2%	4%	(2%)

Branded Wine Net Sales
Branded wine reported net sales	$1,358.8	$1,233.7	10%	4%	6%
Less: Vincor (2)	(126.3)	-
Plus: U.K. branded wine (5)	-	21.6
Branded wine organic net sales	$1,232.5	$1,255.3	(2%)	4%	(5%)

Spirits Net Sales
Spirits reported net sales	$201.7	$166.9	21%	-	21%
Less: Svedka (4)	(23.4)	-
Spirits organic net sales	$178.3	$166.9	7%	-	7%

Wholesale and Other Net Sales
Wholesale and other reported net sales	$233.3	$523.1	(55%)	4%	(59%)
Less: Vincor (2)	(7.4)	-
Less: U.K. wholesale (5)	-	(334.9)
Wholesale and other organic net sales	$225.9	$188.2	20%	10%	10%

(1)	May not sum due to rounding as each item is computed independently.

(2)	For the period March 1, 2007, through May 31, 2007, included in the six months ended August 31, 2007.

(3)	For the three months and six months ended August 31, 2006.

(4)	For the three months ended August 31, 2007, and for the period March 19, 2007, through August 31, 2007, included in the six months ended August 31, 2007.

(5)
Amount includes net sales of U.K. wholesale business, net of U.K. branded wine net sales previously sold through the U.K. wholesale business, for the three months ended August 31, 2006, and for the period April 17, 2006, through August 31, 2006, included in the six months ended August 31, 2006.

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Constellation Brands, Inc. and Subsidiaries
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share data)

The company reports its financial results in accordance with generally accepted accounting principles in the U.S. ("GAAP"). However, non-GAAP financial measures, as defined in the reconciliations below, are provided because management uses this information in evaluating the results of the continuing operations of the company and/or internal goal setting. In addition, the company believes this information provides investors better insight on underlying business trends and results in order to evaluate year over year financial performance. See the tables below for supplemental financial data and corresponding reconciliations of these non-GAAP financial measures to GAAP financial measures for the three months ended August 31, 2007, and August 31, 2006. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. Please refer to the company's Web site at http://www.cbrands.com/CBI/investors.htm for more detailed description and further discussion of these non-GAAP financial measures.

	Three Months Ended August 31, 2007
	Reported Basis (GAAP)	Inventory Step-up	Strategic Business Realignment(1)	Other(2)	Comparable Basis (Non-GAAP)
Net Sales	$892.6				$892.6
Cost of product sold	(582.9)	2.3	2.1	0.1	(578.4)
Gross Profit	309.7	2.3	2.1	0.1	314.2
Selling, general and administrative expenses ("SG&A")	(190.5)		1.4		(189.1)
Acquisition-related integration costs	(1.6)		1.6		-
Restructuring and related charges	(0.4)		0.4		-
Operating Income	117.2	2.3	5.5	0.1	125.1
Equity in earnings of equity method investees	80.1	0.1			80.2
EBIT					205.3
Interest expense, net	(86.7)				(86.7)
Gain on change in fair value of derivative instrument	-				-
Income Before Income Taxes	110.6	2.4	5.5	0.1	118.6
Provision for income taxes	(38.5)	(0.9)	(1.7)	(0.1)	(41.2)
Net Income	$72.1	$1.5	$3.8	$-	$77.4
Diluted Earnings Per Common Share(3)	$0.33	$0.01	$0.02	$-	$0.35
Weighted Average Common Shares Outstanding - Diluted	219.300	219.300	219.300	219.300	219.300

Gross Margin	34.7%				35.2%
SG&A as a percent of net sales	21.3%				21.2%
Operating Margin	13.1%				14.0%
Effective Tax Rate	34.8%				34.7%

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	Three Months Ended August 31, 2006
	Reported Basis (GAAP)	Inventory Step-up	Strategic Business Realignment(1)	Other(2)	Comparable Basis (Non-GAAP)
Net Sales	$1,417.5				$1,417.5
Cost of product sold	(1,002.7)	5.9	1.3	0.9	(994.6)
Gross Profit	414.8	5.9	1.3	0.9	422.9
Selling, general and administrative expenses ("SG&A")	(204.4)		1.7	17.2	(185.5)
Acquisition-related integration costs	(7.4)		7.4		-
Restructuring and related charges	(21.7)		21.7		-
Operating Income	181.3	5.9	32.1	18.1	237.4
Equity in earnings of equity method investees	0.2	0.4			0.6
EBIT					238.0
Interest expense, net	(72.5)				(72.5)
Gain on change in fair value of derivative instrument	2.6			(2.6)	-
Income Before Income Taxes	111.6	6.3	32.1	15.5	165.5
Provision for income taxes	(43.2)	(2.3)	(9.8)	(5.7)	(61.0)
Net Income	$68.4	$4.0	$22.3	$9.8	$104.5
Diluted Earnings Per Common Share(3)	$0.28	$0.02	$0.09	$0.04	$0.43
Weighted Average Common Shares Outstanding - Diluted	240.318	240.318	240.318	240.318	240.318

Gross Margin	29.3%				29.8%
SG&A as a percent of net sales	14.4%				13.1%
Operating Margin	12.8%				16.7%
Effective Tax Rate	38.7%				36.9%

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	Percent Change - Reported Basis (GAAP)	Percent Change - Comparable Basis (Non-GAAP)
Net Sales	(37%)	(37%)
Cost of product sold	(42%)	(42%)
Gross Profit	(25%)	(26%)
Selling, general and administrative expenses ("SG&A")	(7%)	2%
Acquisition-related integration costs	(78%)	N/A
Restructuring and related charges	(98%)	N/A
Operating Income	(35%)	(47%)
Equity in earnings of equity method investees	NM	NM
EBIT	N/A	(14%)
Interest expense, net	20%	20%
Gain on change in fair value of derivative instrument	(100%)	N/A
Income Before Income Taxes	(1%)	(28%)
Provision for income taxes	(11%)	(32%)
Net Income	5%	(26%)
Diluted Earnings Per Common Share(3)	18%	(19%)
Weighted Average Common Shares Outstanding - Diluted

Gross Margin
SG&A as a percent of net sales
Operating Margin
Effective Tax Rate

(1)
For the three months ended August 31, 2007, strategic business realignment items include the loss on disposal in connection with the company's contribution of its U.K. wholesale business of $0.5 million, and costs recognized by the company primarily in connection with (i) its plan to invest in new distribution and bottling facilities in the U.K. and to streamline certain Australian wine operations (collectively, the "Fiscal 2007 Wine Plan") of $1.4 million, net of a tax benefit of $0.6 million, (ii) the restructuring and integration of the operations of Vincor International Inc. (the "Vincor Plan") of $1.1 million, net of a tax benefit of $0.6 million, (iii) its worldwide wine reorganization, including its program to consolidate certain west coast production processes in the U.S. (collectively, the "Fiscal 2006 Plan") of $0.7 million, net of a tax benefit of $0.4 million, and (iv) the restructuring and integration of the operations of The Robert Mondavi Corporation (the "Robert Mondavi Plan") of $0.1 million, net of a tax benefit of $0.1 million. For the three months ended August 31, 2006, strategic business realignment items include costs recognized by the company in connection with (i) Fiscal 2007 Wine Plan of $14.3 million, net of a tax benefit of $5.3 million, (ii) the Vincor Plan of $5.5 million, net of a tax benefit of $3.2 million, (iii) the Fiscal 2006 Plan of $2.4 million, net of a tax benefit of $1.3 million, and (iv) additional loss on the sale of the company's branded bottled water business of $0.1 million.

(2)
For the three months ended August 31, 2007, other includes $0.0 million, net of a tax benefit of $0.1 million, of adverse grape costs recognized in connection with the acquisition of The Robert Mondavi Corporation. For the three months ended August 31, 2006, other includes (i) $0.6 million, net of a tax benefit of $0.3 million, of adverse grape costs recognized in connection with the acquisition of The Robert Mondavi Corporation, (ii) the write-off of deferred financing fees of $7.4 million, net of a tax benefit of $4.4 million, in connection with the company's repayment of its prior senior credit facility, (iii) foreign currency losses of $3.4 million, net of a tax benefit of $2.0 million, on foreign denominated intercompany loan balances associated with the acquisition of Vincor International Inc. ("Vincor"), and (iv) a gain of $1.6 million, net of tax expense of $1.0 million, on the mark-to-market adjustment of the foreign currency forward contract entered into by the company in connection with the acquisition of Vincor to fix the U.S. dollar cost of the acquisition and payment of certain outstanding indebtedness.

(3)	May not sum due to rounding as each item is computed independently.

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Constellation Brands, Inc. and Subsidiaries
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in millions, except per share data)

The company reports its financial results in accordance with generally accepted accounting principles in the U.S. ("GAAP"). However, non-GAAP financial measures, as defined in the reconciliations below, are provided because management uses this information in evaluating the results of the continuing operations of the company and/or internal goal setting. In addition, the company believes this information provides investors better insight on underlying business trends and results in order to evaluate year over year financial performance. See the tables below for supplemental financial data and corresponding reconciliations of these non-GAAP financial measures to GAAP financial measures for the six months ended August 31, 2007, and August 31, 2006. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. Please refer to the company's Web site at http://www.cbrands.com/CBI/investors.htm for more detailed description and further discussion of these non-GAAP financial measures.

	Six Months Ended August 31, 2007
	Reported Basis (GAAP)	Inventory Step-up	Strategic Business Realignment(1)	Other(2)	Comparable Basis (Non-GAAP)
Net Sales	$1,793.8				$1,793.8
Cost of product sold	(1,215.9)	5.2	4.3	0.1	(1,206.3)
Gross Profit	577.9	5.2	4.3	0.1	587.5
Selling, general and administrative expenses	(388.1)		8.0		(380.1)
Acquisition-related integration costs	(3.6)		3.6		-
Restructuring and related charges	(0.8)		0.8		-
Operating Income	185.4	5.2	16.7	0.1	207.4
Equity in earnings of equity method investees	155.9	0.3			156.2
EBIT					363.6
Interest expense, net	(166.4)				(166.4)
Gain on change in fair value of derivative instrument	-				-
Income Before Income Taxes	174.9	5.5	16.7	0.1	197.2
Provision for income taxes	(73.0)	(2.0)	3.8	(0.1)	(71.3)
Net Income	$101.9	$3.5	$20.5	$-	$125.9
Diluted Earnings Per Common Share(3)	$0.45	$0.02	$0.09	$-	$0.56
Weighted Average Common Shares Outstanding - Diluted	226.395	226.395	226.395	226.395	226.395

Gross Margin	32.2%				32.8%
SG&A as a percent of net sales	21.6%				21.2%
Operating Margin	10.3%				11.6%
Effective Tax Rate	41.7%				36.2%

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	Six Months Ended August 31, 2006
	Reported Basis (GAAP)	Inventory Step-up	Strategic Business Realignment(1)	Other(2)	Comparable Basis (Non-GAAP)
Net Sales	$2,573.4				$2,573.4
Cost of product sold	(1,840.0)	6.5	2.4	2.4	(1,828.7)
Gross Profit	733.4	6.5	2.4	2.4	744.7
Selling, general and administrative expenses	(377.0)		17.3	17.2	(342.5)
Acquisition-related integration costs	(8.1)		8.1		-
Restructuring and related charges	(24.0)		24.0		-
Operating Income	324.3	6.5	51.8	19.6	402.2
Equity in earnings of equity method investees	0.3	0.9			1.2
EBIT					403.4
Interest expense, net	(121.2)				(121.2)
Gain on change in fair value of derivative instrument	55.1			(55.1)	-
Income Before Income Taxes	258.5	7.4	51.8	(35.5)	282.2
Provision for income taxes	(104.6)	(2.6)	(8.6)	12.8	(103.0)
Net Income	$153.9	$4.8	$43.2	$(22.7)	$179.2
Diluted Earnings Per Common Share(3)	$0.64	$0.02	$0.18	$(0.09)	$0.75
Weighted Average Common Shares Outstanding - Diluted	240.052	240.052	240.052	240.052	240.052

Gross Margin	28.5%				28.9%
SG&A as a percent of net sales	14.6%				13.3%
Operating Margin	12.6%				15.6%
Effective Tax Rate	40.5%				36.5%

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	Percent Change - Reported Basis (GAAP)	Percent Change - Comparable Basis (Non-GAAP)
Net Sales	(30%)	(30%)
Cost of product sold	(34%)	(34%)
Gross Profit	(21%)	(21%)
Selling, general and administrative expenses	3%	11%
Acquisition-related integration costs	(56%)	N/A
Restructuring and related charges	(97%)	N/A
Operating Income	(43%)	(48%)
Equity in earnings of equity method investees	NM	NM
EBIT	N/A	(10%)
Interest expense, net	37%	37%
Gain on change in fair value of derivative instrument	(100%)	N/A
Income Before Income Taxes	(32%)	(30%)
Provision for income taxes	(30%)	(31%)
Net Income	(34%)	(30%)
Diluted Earnings Per Common Share(3)	(30%)	(25%)
Weighted Average Common Shares Outstanding - Diluted

Gross Margin
SG&A as a percent of net sales
Operating Margin
Effective Tax Rate

(1)
For the six months ended August 31, 2007, strategic business realignment items include the loss on disposal in connection with the company's contribution of its U.K. wholesale business of $13.8 million, including $7.2 million additional tax expense, and costs recognized by the company primarily in connection with (i) the Fiscal 2007 Wine Plan of $2.5 million, net of a tax benefit of $1.1 million, (ii) the Vincor Plan of $2.4 million, net of a tax benefit of $1.2 million, (iii) the Fiscal 2006 Plan of $1.6 million, net of a tax benefit of $1.0 million, and (iv) the Robert Mondavi Plan of $0.2 million, net of a tax benefit of $0.1 million. For the six months ended August 31, 2006, strategic business realignment items consist primarily of costs recognized by the company in connection with (i) the Fiscal 2007 Wine Plan of $14.3 million, net of a tax benefit of $5.3 million, (ii) the Vincor Plan of $5.5 million, net of a tax benefit of $3.2 million, (iii) the Fiscal 2006 Plan of $5.6 million, net of a tax benefit of $3.0 million, (iv) the Robert Mondavi Plan of $0.4 million, net of a tax benefit of $0.3 million, and (v) the loss on the sale of the company's branded bottled water business of $17.4 million, including $3.2 million additional tax expense.

(2)
For the six months ended August 31, 2007, other includes $0.0 million, net of a tax benefit of $0.1 million, of adverse grape costs recognized in connection with the acquisition of The Robert Mondavi Corporation. For the six months ended August 31, 2006, other includes (i) a gain of $35.1 million, net of tax expense of $20.0 million, on the mark-to-market adjustment of the foreign currency forward contract entered into by the company in connection with the acquisition of Vincor to fix the U.S. dollar cost of the acquisition and payment of certain outstanding indebtedness, (ii) the write-off of deferred financing fees of $7.4 million, net of a tax benefit of $4.4 million, in connection with the company's repayment of its prior senior credit facility, and (iii) foreign currency losses of $3.4 million, net of a tax benefit of $2.0 million, on foreign denominated intercompany loan balances associated with the acquisition of Vincor Internationl Inc. ("Vincor").

(3)	May not sum due to rounding as each item is computed independently.

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Constellation Brands, Inc. and Subsidiaries
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
GUIDANCE - DILUTED EARNINGS PER SHARE AND FREE CASH FLOW
(in millions, except per share data)

Diluted Earnings Per Share Guidance	Range for the Year Ending February 29, 2008

Forecasted diluted earnings per share - reported basis (GAAP)	$1.20	$1.28
Inventory step-up	0.03	0.03
Strategic business realignment(1)	0.11	0.11
Forecasted diluted earnings per share - comparable basis (Non-GAAP)(2)	$1.34	$1.42

Actual for the Year Ended February 28, 2007

Diluted earnings per share - reported basis (GAAP)	$1.38
Mondavi adverse grape cost	0.01
Inventory step-up	0.09
Strategic business realignment(1)	0.30
Other(3)	(0.10)
Diluted earnings per share - comparable basis (Non-GAAP)(2)	$1.68

(1)
Includes $0.05, $0.03, $0.02 and $0.01 diluted earnings per share for the year ending February 29, 2008, associated with the loss on disposal in connection with the company's contribution of its U.K. wholesale business to the Matthew Clark joint venture and the company's provision for income taxes in connection with the repatriation of proceeds associated with this transaction, the Fiscal 2007 Wine Plan, the Vincor Plan and the Fiscal 2006 Plan, respectively. Includes $0.13, $0.07 and $0.03 diluted earnings per share for the year ended February 28, 2007, associated with the company's Fiscal 2007 Wine Plan, Vincor Plan and Fiscal 2006 Plan, respectively, and $0.07 diluted earnings per share associated with the loss on the sale of the company's branded bottled water business for the year ended February 28, 2007.(2)

(2)	May not sum due to rounding as each item is computed independently.

(3)
Includes ($0.15), $0.03 and $0.01 diluted earnings per share for the year ended February 28, 2007, associated with the gain on the mark-to-market adjustment of the foreign currency forward contract entered into by the company in connection with the acquisition of Vincor to fix the U.S. dollar cost of the acquisition and payment of certain outstanding indebtedness, the write-off of deferred financing fees in connection with the company's repayment of its prior senior credit facility, and foreign currency losses on foreign denominated intercompany loan balances associated with the acquisition of Vincor, respectively.(2)

Free Cash Flow Guidance

Free cash flow, as defined in the reconciliation below, is considered a liquidity measure and is considered to provide useful information to investors about the amount of cash generated, which can then be used, after required debt service and dividend payments, for other general corporate purposes. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. Free cash flow should be considered in addition to, not as a substitute for, or superior to, cash flow from operating activities prepared in accordance with GAAP.

	Range for the Year Ending February 29, 2008

Net cash provided by operating activities (GAAP)	$325.0	$345.0
Purchases of property, plant and equipment	(165.0)	(165.0)
Free cash flow (Non-GAAP)	$160.0	$180.0

	Actual for the Six Months Ended August 31, 2007	Actual for the Six Months Ended August 31, 2006

Net cash provided by operating activities (GAAP)	$177.7	$81.4
Purchases of property, plant and equipment	(47.0)	(103.1)
Free cash flow (Non-GAAP)	$130.7	$(21.7)